      As filed with the Securities and Exchange Commission on June 7, 2002
                                                      Registration No. 333-85036
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------
                                 AMENDMENT NO. 3

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                 ---------------

                       ANWORTH MORTGAGE ASSET CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                  Maryland                                     52-2059785
       (State or Other Jurisdiction of                      (I.R.S. Employer
       Incorporation or Organization)                    Identification Number)

                          1299 Ocean Avenue, Suite 200
                         Santa Monica, California 90401
                                 (310) 394-0115
   (Address, Including Zip Code, and Telephone Number, Including Area Code of
                   Registrant's Principal Executive Offices)

                                  Lloyd McAdams
                      Chairman and Chief Executive Officer
                          1299 Ocean Avenue, Suite 200
                         Santa Monica, California 90401
                                 (310) 394-0115
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                   Copies to:
                                 Mark J. Kelson
                     Allen Matkins Leck Gamble & Mallory LLP
                      1901 Avenue of the Stars, Suite 1800
                          Los Angeles, California 90067
                                 (310) 788-2400

       Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
       If the registrant elects to deliver its latest annual report to security holders or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [_]
       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
       If delivery of the prospectus is expected to be made pursuant to Rule 434 of the Securities Act, please check the following box. [_]

       We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14. Other Expenses of Issuance and Distribution.

      The following table sets forth our costs and expenses in connection with the registration of our securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers fee.

                            Description                             Amount

                           -------------                        -------------

Securities and Exchange Commission Registration Fee             $      18,400
American Stock Exchange Fees                                           22,500
Printing and Engraving                                                200,000
Legal Fees and Expenses                                               300,000
Accountants' Fees and Expenses                                        100,000
Miscellaneous                                                           9,100

                                                                -------------
      Total                                                     $     650,000

                                                                =============

Item 15. Indemnification of Directors and Officers.

      Section 2-418 of the Maryland General Corporation Law permits us to indemnify, subject to the exceptions set forth therein, any director or officer of our company who is made a party to any proceeding by reason of service in that capacity to the company, or who is or was, serving as such with respect to another entity at the request of our company. The Maryland General Corporation Law also provides that we may purchase insurance on behalf of our directors, officers, employees or agents.

      Our charter and bylaws require us to provide for indemnification of our officers and directors substantially identical in scope to that permitted under
Section 2-418 of the Maryland General Corporation Law. Our bylaws also provide that we must pay the expenses of our officers and directors (acting in their capacity as such) incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of a written undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined by a court of appropriate jurisdiction that the officer or director is not entitled to be indemnified by us.

      Our charter limits the liability of our directors and officers for money damages to us and our stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except:

     . to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services; or

     . if a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

This provision does not limit our ability or our stockholders' ability to obtain other relief, such as an injunction or rescission.

Item 16.   Exhibits.

   Exhibit
   Number                           Exhibit

    1.1*       Underwriting Agreement.

    4.1        Charter of the Company(1).

    4.2        Specimen Common Stock Certificate(1).

    4.3        Bylaws of the Company(1).

    4.4*       Specimen Preferred Stock Certificate.

    5.1 Opinion of Piper Rudnick LLP as to the legality of the shares being registered.

    8.1* Opinion of Allen Matkins Leck Gamble & Mallory LLP as to selected federal income tax matters.

   12.1*       Statements re: Computation of Ratios.

   23.1*       Consent of PricewaterhouseCoopers LLP.

   23.2 Consent of Piper Rudnick LLP (contained within the opinion filed as Exhibit 5.1).

   23.3* Consent of Allen Matkins Leck Gamble & Mallory LLP (contained within the opinion filed as Exhibit 8.1).

   24.1*       Powers of Attorney.

-----------
     *   Previously filed.

     (1) Incorporated by reference from the Company's Registration Statement on Form S-11, Registration No. 333-38641, which became effective under the Securities Act of 1933, as amended, on March 12, 1998.

Item 17.  Undertakings.

      A.  The Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      D. The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
      (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Anworth Mortgage Asset Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on the 7th day of June, 2002.

                                        ANWORTH MORTGAGE ASSET CORPORATION

                                        By:     /s/ Joseph Lloyd McAdams
                                           -------------------------------------
                                                    Joseph Lloyd McAdams
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 7th day of June, 2002.

             Signature                                  Title
             ---------                                  -----
    /s/ Joseph Lloyd McAdams          President, Chief Executive Officer and Chairman of the
----------------------------------    Board of Directors (Principal Executive Officer)
        Joseph Lloyd McAdams

                *                     Chief Financial Officer (Principal Financial and
----------------------------------    Accounting Officer)
        Pamela J. Watson

                *                     Vice President and Director
----------------------------------
        Joseph E. McAdams

                *                     Director
----------------------------------
          Joe E. Davis

                *                     Director
----------------------------------
         Charles H. Black

                *                     Director
----------------------------------
         Charles F. Smith

*By: /s/ Joseph Lloyd McAdams
    ------------------------------
         Joseph Lloyd McAdams
           Attorney-In-Fact

                                  EXHIBIT INDEX

Exhibit Number                                            Exhibit
--------------    ---------------------------------------------------------------------------------------------
   1.1*           Underwriting Agreement.

   4.1            Charter of the Company(1).

   4.2            Specimen Common Stock Certificate(1).

   4.3            Bylaws of the Company(1).

   4.4*           Specimen Preferred Stock Certificate.

   5.1            Opinion of Piper Rudnick LLP as to the legality of the shares being registered.

   8.1*           Opinion of Allen Matkins Leck Gamble & Mallory LLP as to selected federal income tax matters.

   12.1*          Statements re: Computation of Ratios.

   23.1*          Consent of PricewaterhouseCoopers LLP.

   23.2           Consent of Piper Rudnick LLP (contained within the opinion filed as Exhibit 5.1).

   23.3*          Consent of Allen Matkins Leck Gamble & Mallory LLP (contained within the opinion filed as
                  Exhibit 8.1).

   24.1*          Powers of Attorney.

--------------
    *   Previously filed.

    (1) Incorporated by reference from the Company's Registration Statement on Form S-11, Registration No. 333-38641, which became effective under the Securities Act of 1933, as amended, on March 12, 1998.